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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-107016) and Forms S-8 (Nos. 33-38465, 333-49669,
333-88354 and 333-88328) of Hillenbrand Industries, Inc. of our report (which includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", as of October 1, 2002) dated December 22, 2003 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/S/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Cincinnati, Ohio
December 23, 2003

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